UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 19, 2026

Amrize Ltd
(Exact name of registrant as specified in its charter)

Switzerland	1-42542	98-1807904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Grafenauweg 8,
Zug 6300
(Address of principal executive offices, including Zip Code)

+41 41 562 3490
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMRZ	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01. Change in Registrant’s Certifying Accountant.

On February 19, 2026, at the direction of the Audit Committee of the Board of Directors of Amrize Ltd (the “Company”), the Company engaged Ernst & Young LLP (“EY US”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026, including performing reviews of the interim periods beginning with the period ending March 31, 2026. On the same date, the Audit Committee dismissed Ernst & Young AG (“EY Switzerland”) as the Company’s independent registered public accounting firm, given the engagement of EY US. The dismissal of EY Switzerland and the appointment of EY US were effective immediately. EY Switzerland will continue to serve as the Company’s statutory auditor under Swiss Law.

As previously disclosed, on June 23, 2025, Holcim Ltd (“Holcim”) completed the spin-off of its North American business by distributing 100% of the Company’s ordinary shares to Holcim’s shareholders (the “Spin-Off”). With its primary operations in North America after the Spin-Off, the Company determined it appropriate to dismiss EY Switzerland and the appointment of EY US to better coordinate with the Company’s financial reporting function in the United States.

In connection with the Spin-Off, Holcim had engaged EY Switzerland to audit the combined financial statements of the Company included in the Company’s Registration Statement on Form 10, as amended and filed with the Securities and Exchange Commission on February 28, 2025 (the “Form 10”). The report of EY Switzerland on the combined financial statements of the Company for each of the three fiscal years ended December 31, 2024, 2023 and 2022 included in the Form 10 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

During the two fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through February 19, 2026, there were no (a) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and EY Switzerland on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of EY Switzerland, would have caused EY Switzerland to make reference to the matter in connection with its report, or (b) “reportable events,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than, as previously disclosed in the Form 10, the Company identified a material weakness in the design and operation of its internal control over financial reporting related to insufficient accounting and supervisory personnel who have the appropriate level of U.S. GAAP technical accounting experience and training. Prior to the Spin-Off, and at the time the material weakness was identified, the Company was not a standalone entity and did not have a board of directors or an audit committee. Therefore, the Audit Committee did not discuss the material weakness with EY Switzerland at the time the material weakness was identified. The Company has authorized EY Switzerland to respond fully to the inquiries of EY US concerning the identified material weakness.

During the fiscal years ended December 31, 2025 and 2024, and the subsequent interim period through February 19, 2026, neither the Company nor anyone on its behalf, consulted with EY US with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that EY US concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (b) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided EY Switzerland with a copy of the disclosures contained in this Form 8-K and requested that EY Switzerland furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements contained herein. A copy of EY Switzerland’s letter, dated February 20, 2026, is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Ernst & Young AG dated February 20, 2026
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMRIZE LTD

/s/ Ian Johnston
Date: February 20, 2026	Name:	Ian Johnston
	Title:	Chief Financial Officer